
<ARTICLE>5
<LEGEND>
                                                                   Exhibit 27.01


                            Commercial Credit Company
                             Financial Data Schedule

               THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
               FROM THE JUNE 30, 1996 CONDENSED CONSOLIDATED FINANCIAL
               STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN ITS
               ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                         $ 16,100
<SECURITIES>                                  1,095,300<F1>
<RECEIVABLES>                                 7,455,300<F2>
<ALLOWANCES>                                  (217,600)
<INVENTORY>                                           0<F3>
<CURRENT-ASSETS>                                      0<F3>
<PP&E>                                                0<F3>
<DEPRECIATION>                                        0<F3>
<TOTAL-ASSETS>                                9,024,500
<CURRENT-LIABILITIES>                                 0<F3>
<BONDS>                                       7,004,400<F4>
<PREFERRED-MANDATORY>                                 0<F3>
<PREFERRED>                                           0
<COMMON>                                              0
<OTHER-SE>                                    1,209,800<F5>
<TOTAL-LIABILITY-AND-EQUITY>                  9,024,500
<SALES>                                               0<F3>
<TOTAL-REVENUES>                                713,500
<CGS>                                                 0<F3>
<TOTAL-COSTS>                                   557,000
<OTHER-EXPENSES>                                      0<F3>
<LOSS-PROVISION>                                127,800<F6>
<INTEREST-EXPENSE>                              233,200<F6>
<INCOME-PRETAX>                                 156,500
<INCOME-TAX>                                     53,800
<INCOME-CONTINUING>                             102,700
<DISCONTINUED>                                        0<F3>
<EXTRAORDINARY>                                       0<F3>
<CHANGES>                                             0<F3>
<NET-INCOME>                                    102,700
<EPS-PRIMARY>                                         0<F3>
<EPS-DILUTED>                                         0<F3>

<F1> Includes the following items from the financial statements: total investments $1,095,300.

<F2> Includes the following items from the financial statements: consumer finance receivables $7,290,300 and other receivables $165,000.

<F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

<F4> Includes the following items from the financial statements: certificates of deposit $168,600; short-term borrowings $1,435,800 and long-term debt $5,400,000.

<F5> Includes the following items from the financial statements: additional paid-in capital $163,900; retained earnings $1,057,100; unrealized gain
     (loss) on investments $(10,900); and cumulative translation adjustment $(300).

<F6> Included in total costs and expenses applicable to sales and revenues.

